Livongo®

LIVONGO HEALTH, INC.
444 N. MICHIGAN AVE., SUITE 3400
CHICAGO, ILLINOIS 60611

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 28, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LVGO2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 28, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24028-S08727

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVONGO HEALTH, INC.

The Board of Directors recommends you vote "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

	For	Against	Abstain
1. **Approval of Livongo Merger Agreement Proposal.** To adopt the Agreement and Plan of Merger, dated as of August 5, 2020, by and among Teladoc Health, Inc. ("Teladoc"), Livongo Health, Inc. ("Livongo") and Tempranillo Merger Sub, Inc., a wholly-owned subsidiary of Teladoc (such agreement, the "merger agreement" and such proposal, the "Livongo merger agreement proposal");	☐	☐	☐
2. **Approval of Livongo Compensation Proposal.** To approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to Livongo's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement (the "Livongo compensation proposal");	☐	☐	☐
3. **Approval of Livongo Adjournment Proposal.** To approve the adjournment of the Livongo stockholder meeting to solicit additional proxies if there are not sufficient votes at the time of the Livongo stockholder meeting to approve the Livongo merger agreement proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Livongo stockholders (the "Livongo adjournment proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

D24029-S08727

LIVONGO HEALTH, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVONGO HEALTH, INC.
FOR THE 2020 SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 29, 2020 11:00 A.M. EASTERN TIME**

The stockholder(s) hereby appoint(s) Glen Tullman, Zane Burke and Jennifer Schneider, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Livongo Health, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on Thursday, October 29, 2020, via live audio webcast at www.virtualshareholdermeeting.com/LVGO2020SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED, FOR PROPOSALS 1, 2 AND 3 AND AS THE PROXIES NAMED ABOVE DEEM ADVISABLE ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE